UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

McCormick & Company, Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle Sparks, Maryland	21152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

McCormick & Company, Incorporated filed a Current Report on Form 8-K on December 1, 2015 (the “Original 8-K”).  This Amendment to the Original 8-K is filed solely to correct a submission error that inadvertently resulted in the Original 8-K appearing on EDGAR only under Items 7.01 and 9.01 of Form 8-K. The text and exhibits of the Original 8-K are otherwise unchanged and appear below and attached hereto.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2015, the Board of Directors (the “Board”) of McCormick & Company, Incorporated (“McCormick”) appointed Lawrence E. Kurzius as President and Chief Executive Officer of McCormick effective February 1, 2016. Mr. Kurzius has served as President and Chief Operating Officer since January 5, 2015. Mr. Kurzius will replace Alan D. Wilson, who will step down from his role as Chief Executive Officer effective February 1, 2016. Mr. Wilson will continue thereafter as Executive Chairman of the Board. In addition, on November 24, 2015, the Board voted to increase its size from ten to eleven members and elected Mr. Kurzius as a director with immediate effect. As an employee of the Company, Mr. Kurzius will not serve on any Board Committees.

Mr. Kurzius joined McCormick in 2003 and has held roles of increasing responsibility since that time, including: President and Chief Operating Officer (January 2015 to present), President – Global Consumer (2013 to present), President – Global Consumer and Chief Administrative Officer (2013 to 2015), and President – McCormick International (2008 to 2013). Prior to joining McCormick, Mr. Kurzius was the CEO of Zatarain’s where he worked for 12 years until Zatarain’s was acquired by McCormick. Mr. Kurzius has been a member of the McCormick Management Committee since 2007.

Effective February 1, 2016, Mr. Kurzius will receive an annual base salary of $900,000 in connection with his new position. Mr. Kurzius will participate in McCormick’s annual cash management incentive bonus program with a target award level equal to 120% of his annual base salary and a maximum award level equal to 240% of his annual base salary. Mr. Kurzius also will participate in McCormick’s long-term equity incentive compensation program at a level commensurate with his new position and on the same timing as other executive officers. Mr. Kurzius will continue to participate in the other components of McCormick’s executive compensation program, including various retirement and savings plans, health and welfare programs, and other benefits, which are described in McCormick’s 2015 Proxy Statement.

There was no arrangement or understanding between Mr. Kurzius and any other persons pursuant to which Mr. Kurzius was elected as a director or officer, and there are no related party transactions involving Mr. Kurzius that are reportable under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

McCormick issued a press release on December 1, 2015 announcing the election and appointment of Mr. Kurzius and the changes to Mr. Wilson’s role. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01    Financial Statements and Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel and Secretary

Date: December 1, 2015
EXHIBIT INDEX

Exhibit Number	Description
99.1	Copy of press release labeled “Lawrence Kurzius promoted to McCormick Chief Executive Officer; Alan Wilson to continue as Executive Chairman of the Board”.